Exhibit 5.1

666 Third Avenue New York, NY 10017 212-935-3000 www.mintz.com

August 12, 2020

MICT, Inc.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

Ladies and Gentlemen:

We have acted as legal counsel to MICT, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to an aggregate of 27,606,926 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), consisting of (i) 6,363,636 shares of Common Stock issuable upon conversion of all of the outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, with a stated value of $2.20 per share, issued pursuant to a Securities Purchase Agreement dated June 4, 2019 (the “Series A Preferred Shares”); (ii) 4,772,727 shares of Common Stock issuable upon the exercise of certain warrants issued to the holders of Series A Preferred pursuant to the Series A SPA (the “Series A Warrant Shares”); (iii) 13,636,363 shares of Common Stock issuable upon conversion of certain convertible promissory notes, issued or to be issued pursuant to a series of securities purchase agreements with various purchasers identified therein, as amended from time to time (the “Convertible Note Shares”); (iv) 1,634,200 shares of Common stock held by D.L. Capital Ltd. (the “DL Capital Shares”); and (v) 1,200,000 shares of Common Stock to be issued to certain service providers of the Company ((the “Service Shares,” with the Series A Preferred Shares, the Series A Warrant Shares, the Convertible Note Shares and the DL Capital Shares, collectively, the “Common Shares”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined and relied upon the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Common Shares and Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Common Shares when issued and delivered, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.